SERIES PORTFOLIOS TRUST

on behalf of the funds managed by
Highmore Group Advisors, LLC

Amendment to the Multiple Class Plan Pursuant to Rule 18f-3

This Amendment (the “Amendment”) to the Multiple Class Plan (the “Plan”), as adopted on January 18, 2018, pursuant to Rule-18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), Series Portfolios Trust (the “Trust”), amends Exhibit A to the Plan in order to add the Highmore Sustainable All-Cap Equity Fund to the Plan.

This Amendment to Exhibit A of the Multiple Class Plan is hereby adopted by the below-listed portfolios of the Trust pursuant to Section 2.

Fund/Class	Maximum Initial Sales Charge	Contingent Deferred Sales Charge	Maximum Annual Rule 12b-1 Distribution Fee	Maximum Annual Shareholder Servicing Fee	Conversion Features	Exchange Privileges	Redemption Fees
Highmore Managed Volatility Fund
Institutional Class	None	None	None	0.10%	None	None	None
Advisor Class	5.75%	None	0.25%	0.10%	None	None	None

Highmore Sustainable All-Cap Equity Fund
Institutional Class	None	None	None	0.10%	None	None	None
Advisor Class	5.75%	None	0.25%	0.10%	None	None	None